UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

260 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2013, KaloBios Pharmaceuticals, Inc. (the “Company”) announced that Brigitte Smith resigned from her position as a director of the Company, effective as of the close of business on August 7, 2013. Ms. Smith has stated that her resignation is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 7, 2013, the Board of Directors (the “Board”) of the Company appointed V. Bryan Lawlis, Jr., Ph.D. to serve as a director of the Company, effective as of the close of business on August 7, 2013. The Board also appointed Dr. Lawlis to serve on the Audit Committee of the Board (the “Audit Committee”), effective as of the close of business on August 7, 2013. Dr. Lawlis co-founded Itero Biopharmaceuticals, LLC, a privately held developer of value-added follow-on and novel therapeutic proteins and antibodies, in 2006. From August 2004 to August 2006, Dr. Lawlis served as President and Chief Executive Officer of Aradigm Corporation (“Aradigm”). Dr. Lawlis served as Aradigm’s President and Chief Operating Officer from June 2003 to August 2004, and as its Chief Operating Officer from November 2001 to June 2003. From 1999 to 2001, Dr. Lawlis served as Chairman of Covance Biotechnology Services Inc. (“Covance”), a contract biopharmaceutical manufacturing operation that he co-founded. From 1996 to 1999, Dr. Lawlis served as the President and Chief Executive Officer of Covance. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc. and Genentech, Inc., where he served for a period as Vice President of Process Sciences. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin and a Ph.D. in biochemistry from Washington State University.

In connection with his appointment to the Board, Dr. Lawlis will receive compensation consistent with the Company’s current compensation arrangements for non-employee directors, including cash compensation in the amount of $40,000 per year payable as an annual retainer. Dr. Lawlis will also receive cash compensation in the amount of $10,000 per year payable as an annual retainer in connection with Dr. Lawlis’s service on the Audit Committee. Dr. Lawlis will also be granted an option to purchase 20,000 shares of the Company’s common stock.

A copy of the press release announcing Ms. Smith’s resignation and Dr. Lawlis’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by KaloBios Pharmaceuticals, Inc. on August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ David W. Pritchard
David W. Pritchard
Chief Executive Officer

Dated: August 7, 2013